Exhibit 3.1

THE COMPANIES ACTS 1985 to 2006
PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
(Adopted by Special Resolution passed on 18 April 2024)
-of-
AMARIN CORPORATION PLC
(Incorporated 1st March 1989)

THE COMPANIES ACTS 1985 to 2006
PUBLIC COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
-of-
AMARIN CORPORATION PLC
(Adopted by a Special Resolution passed on 18 April 2024)

PRELIMINARY

1. This document comprises the articles of association of the Company and no regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply as regulations or articles of the Company.

INTERPRETATION

2. In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

MEANINGS

“2006 Act” The Companies Act 2006

“address” wherever used in relation to any communication in electronic form includes any number or address used for the purposes of such communications.

“Alternate Director” a person appointed by a Director to act in his place if he is absent from a meeting.

“these Articles” these Articles of Association in their present form or as from time to time altered.

“Auditors” the auditors of the Company from time to time.

“Board” the board of directors of the Company or the Directors present at a Board Meeting at which a quorum is present.

“Board Meeting” a meeting of the Directors held in accordance with these Articles.

“Change of Control” with respect to the Company, the occurrence of any of the following:-

(a) any transaction or series of related transactions which results in any Person, whether directly or indirectly, holding in aggregate over 50% of total voting rights conferred by all shares in the capital of the Company for the time being in issue and which confer the right to vote at all general meetings of the Company; or

(b) any consolidation, merger, demerger, joint venture, recapitalisation of the Company with or into any other Person or any other corporate reorganisation after which the Members of the Company immediately prior to such consolidation, merger, demerger, joint venture, recapitalisation or other reorganisation own directly or indirectly less than 50% of the surviving corporation or entity’s voting power immediately after such transaction; or

(c) a winding up of the Company; or

(d) if during any period of two consecutive years the Continuing Directors cease for any reason to constitute a majority of the Board.

“Change of Control Notice” a written notice given, within 30 days following a Change of Control, to holders of such series of Preference Shares entitled to redeem their Preference Shares on a Change of Control in accordance with Article 16, stating:

(a) that a Change of Control has occurred;

(b) the date of redemption which will be no earlier than 10 days nor later than 60 days from the date the Change of Control Notice is sent (the “Change of Control Redemption Date”); and

(c) the instructions determined by the Company, consistent with these Articles, that a holder must follow in order to have its Preference Shares redeemed.

“clear days” in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“the Company” Amarin Corporation plc.

“Continuing Directors” as of any date of determination and with respect to any series of Preference Shares, any member of the Board who was (a) a member of such Board on the date of issuance of such series of Preference Shares; or (b) nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“debenture” shall include debenture stock and “debenture holder” debenture stockholder respectively.

“Directors” directors of the Company.

“electronic copy”
“electronic form” and
“electronic” have the meanings given in section 1168 of the 2006 Act.

“Executive Director” a Managing Director, Joint Managing Director, or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company.

“Existing Preference Shares” Preference Shares in the capital of the Company which are in issue at the relevant time.

“Existing Shares” shares in the capital of the Company which are in issue at the relevant time.

“hard copy” and
“hard copy form” have the meanings set out in section 1168 of the 2006 Act.

“Member” a member of the Company.

“Office” the registered office for the time being and from time to time of the Company.

“Operator” a Person approved under the Regulations as operator of a relevant system (that is, a computer system which allows shares without share certificates to be transferred without using transfer forms).

“Ordinary Resolution” a decision reached by a simple majority of votes; that is by more than 50% of the votes cast.

“Ordinary Shares” ordinary shares of 50 pence each in the capital of the Company.

“paid up” paid up or credited as paid up.

“Person” any individual, body corporate (wherever incorporated), unincorporated association, trust or partnership (whether or not having separate legal personality) government, state or agency of a state.

“Preference Shares” The preference shares of 5 pence each in the capital of the Company (or such other nominal value as such shares or any series thereof may be consolidated and/or subdivided into from time to time in accordance with these Articles).

“Redemption Date” in respect of a particular series of Preference Shares to which Articles 16 to 20 apply, 31st March, 30th June, 30th September and 31st December in each year (up to and including 31st December in the year in which the 20th anniversary of the date of issue of such series of Preference Shares falls) provided that in respect of each such date, the Directors determine at the time of issue of such series of Preference Shares that it is to be a Redemption Date.

“Redemption Notice” has the meaning set out in Article 13.

“Register” The Register of Members of the Company.

“Regulations” The Uncertificated Securities Regulations 2001 (SI 2001 No 2001/3755) (as amended by The Companies Act 2006 (Consequential Amendments) (Uncertified Securities) Order 2009) including any modification thereof or any regulations in substitution therefor for the time being in force.

“Seal” the common seal (if any) of the Company or any official seal that the Company may be permitted to have under the Statutes.

“Secretary” includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

“Share Warrants” has the meaning set out in Article 40.

“Shareholder Redemption Notice” has the meaning set out in Article 16.

“Special Resolution” a decision reached by a majority of at least 75 per cent of votes cast.

“Statutes” The 2006 Act and every other English statute or enactment for the time being in force applicable to the Company.

“Stock Exchange” London Stock Exchange Limited.

“Treasury Shares” has the meaning set out in section 724(5) of the 2006 Act.

References in these Articles to writing shall mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and “written” shall be construed accordingly.

References to a document being “sent”, “supplied” or “given” to or by a person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly.

Reference in these Articles to a share (or a holding of shares) being in uncertificated form or in certificated form shall be references respectively to that share being an uncertificated unit of a security or a certificated unit of security.

A dematerialised instruction shall be properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

Words denoting the singular number shall include the plural number and vice versa; words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations.

References to any statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force.

Save as aforesaid words and expressions defined in the Statutes or the Regulations will bear the same meaning in these Articles if not inconsistent with the subject in the context, save that the word “company” shall include any body corporate.

Where, for any purpose, an Ordinary Resolution of the Company is required a Special Resolution shall also be effective.

BUSINESS

3. Any branch or kind of business which by these Articles is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Company at such a time as the Board shall consider appropriate, and, further, may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

LIMITED LIABILITY

3.1 The liability of the Members is limited to the amount, if any, unpaid on the shares in the capital of the Company held by them.

SHARE CAPITAL

4. The rights of the holders of Ordinary Shares to income and capital are as follows:

(i) Rights to income Any profits which the Company (subject to Article 163) decides to distribute to the holders of Ordinary Shares shall be subject to the rights of any other class of shares which then exist.

(ii) Rights to capital If there is a return of capital because the Company is wound up, the Company’s assets which are left after paying its liabilities will be distributed to the holders of the Ordinary Shares in proportion to the amounts paid up on their Ordinary Shares. This is subject to the rights of any other class of shares which then exist.

PREFERENCE SHARES

Creation of rights

5. Notwithstanding the provisions of Article 34 and subject as provided in Articles 6 to 30 inclusive, the Preference Shares may be issued with such rights and subject to such restrictions and limitations as the Directors shall determine in the resolution of the Directors approving the issue of such shares and changes to these Articles shall not be required to do this and in particular (but without prejudice to the generality of the foregoing) the Directors may (without prejudice to the authority conferred by Article 27) pursuant to the authority given by the passing of the resolution to adopt this paragraph consolidate and divide and/or sub-divide the Preference Shares into shares of a larger or smaller amount (and so that the provisions of Article 31 shall, where relevant, apply to any such consolidation and division or sub-division).

6. The Preference Shares can be issued in one or more separate series and each series will constitute a separate class of shares.

7. The Directors must determine the particular rights attaching to a series of Preference Shares before the Preference Shares of that series are allotted and where the Directors determine on the particular rights to be attached to any series of Preference Shares these do not have to be the same as the particular rights which are attached to any existing series of Preference Shares. Without prejudice to Articles 8 and 9, the rights and restrictions attached to any series of Preference Shares determined by the Directors can give such series priority over some or all of the rights of Existing Shares.

Income

8. Without prejudice to Article 7, the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank as regards the payment of dividends, in priority to the payment of any dividend to the holders of any class of shares not being Preference Shares. Whilst there remains any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date of payment thereof, no dividends or other distributions may be declared paid or made on any class of shares not being Preference Shares and the Directors shall not exercise the powers contained in Articles 172, 173 or 175.

Capital

9. On a return of capital on winding up or otherwise (other than on a purchase of shares by the Company) the Preference Shares shall (save where the rights attached to a particular series of Preference Shares determined by the Directors prior to issue provide otherwise) rank in priority to any payment to the holders of any other class of shares not being Preference Shares provided that no purchases of shares by the Company may be effected whilst there remain any arrears or deficiency of the dividend payable on any Preference Share or whilst any redemption moneys payable on any Preference Share remain unpaid after the date for payment thereof.

Currency

10. Unless the rights attached to any Preference Share or the Articles provide otherwise a dividend or any other money payable in respect of a Preference Share can be paid to a shareholder in whatever currency the Directors determine, using an appropriate exchange rate selected by the Directors.

Redemption

11. Subject to the Statutes, the Directors shall determine, before the Preference Shares of a series have been first allotted, whether such series can be redeemed, and if so whether (i) at the option of the Company in accordance with Articles 12 to 15; and/or (ii) at the option of the holders of the series of Preference Shares in accordance with Articles 16 to 20. Articles 21 to 27 shall apply to all series of Preference Shares which the Directors have determined can be redeemed. A particular series of Preference Shares cannot, however, be redeemed if the Articles so provide or the Directors have determined, before the Preference Shares of that series have been first allotted that the Preference Shares of that series cannot be redeemed.

Redemption by the Company

12. When a Preference Share is redeemed at the option of the Company, the following will be paid for each Preference Share:

(a) the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b) any dividend which has accrued on the Redemption Date but only if the Directors have determined before any Preference Shares of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c) any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

13. In order to redeem some or all of the Preference Shares of a particular series on a Redemption Date applicable to that series, the Company will give the holders of that particular series of Preference Shares notice in writing containing the information required by Article 15 (a “Redemption Notice”).

The Redemption Notice must be given at least 10 days before the applicable Redemption Date, but not more than 60 days before the applicable Redemption Date.

For any series of Preference Shares which is first allotted as redeemable Preference Shares, the Directors may, before that series is first allotted, in addition to, or instead of, the dates referred to earlier in this Article 13:

(a) fix a date when the shares will be, or may be, redeemed;

(b) fix a date by which the shares will be, or may be, redeemed; and/or

(c) fix dates between which the shares will be, or may be, redeemed.

14. If the Company is only going to redeem some of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata to the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

15. A Redemption Notice must state:

(a) the Redemption Date on which the Preference Shares shall be redeemed;

(b) the number of Preference Shares which are to be redeemed;

(c) the redemption payment (specifying details of the amount of any dividend which may have accrued but is unpaid, which will be included in the redemption payment if the Directors have decided before any Preference Shares of that series were first allotted that such dividend should be paid when the shares are redeemed);

(d) in the case of holders of Preference Shares who hold their Preference Shares in certificated form, the place or places where documents of title for the Preference Shares must be presented and surrendered, and where the redemption payment will be made; and

(e) in the case of Preference Shares held in uncertificated form, details of the issuer-instruction to be sent to the relevant system by the Company requesting the deletion of the entries in the relevant system relating to the relevant Preference Shares.

On the relevant Redemption Date, the Company shall redeem the relevant Preference Shares. This is subject to the other provisions of these Articles and also to the Statutes.

Redemption by holders of Preference Shares

16. The Directors shall determine before the Preference Shares of a series have been first allotted whether such series can be redeemed at the option of the holders of a series of Preference Shares on a Redemption Date and/or on a Change of Control and, if the Directors do so determine, the holders shall be entitled but not obliged:

(a) in the case of Preference Shares redeemable on a Redemption Date, by giving written notice to the Company of at least 30 days but not more than 60 days prior to the applicable Redemption Date; and

(b) in the case of Preference Shares redeemable on a Change of Control, by giving written notice to the Company in accordance with the instructions determined by the Company, consistent with these Articles, in the Change of Control Notice,

(the written notice given to the Company in (a) and (b) above, being, in each case, the “Shareholder Redemption Notice”) to require the Company to redeem such number of Preference Shares as is specified in the Shareholder Redemption Notice.

17. Where a Shareholder Redemption Notice has been duly given, the Company shall be obliged (subject to having sufficient distributable profits or other means in accordance with the Statutes with which to redeem the same) to redeem the Preference Shares specified in the Shareholder Redemption Notice on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be.

18. If the Company is unable (because of having insufficient distributable profits or other means in accordance with the Statutes) to redeem in full the relevant number of Preference Shares on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be, the Company shall redeem as many of such Preference Shares as can lawfully and properly be redeemed and the Company shall redeem the balance as soon as it is lawfully and properly able to do so.

19. If the Company is able to redeem some only of a series of Preference Shares, it shall determine which Preference Shares to redeem by lot or pro-rata the number of Preference Shares held by the holders of that series or on such basis as the Directors consider appropriate at the time. This will be drawn at the Office or at any other place determined by the Directors.

20. When a Preference Share is redeemed at the option of the holders of the Preference Shares, the following will be paid for each Preference Share:

(a) the amount of the nominal value paid on the Preference Share, or the amount of the nominal value treated as paid up on it;

(b) any dividend which has accrued on the applicable Redemption Date or the Change of Control Redemption Date, as the case may be but only if the Directors have determined before any Preference Share of that series were first allotted that such dividend should be paid when that share is redeemed or the Articles so provide; and

(c) any premium paid when the Preference Share was issued.

Notwithstanding Article 10, the payment will be in the currency in which the Preference Share is denominated unless the Directors determine otherwise.

General Redemption Provisions

21. Unless the terms of issue provide otherwise, the redemption payment will be made by:

(a) a cheque drawn on any reputable bank; or

(b) a transfer to an account held by the person to be paid at any bank, if the holder or joint holders has or have requested this in writing in reasonable time (as determined by the Directors) before the applicable Redemption Date or Change of Control Redemption Date, as the case may be; or

(c) any other method which the Directors may determine and which is specified in the Redemption Notice the Change of Control Notice, or otherwise.

22. In the case of Preference Shares held in certificated form, payment will be made when the relevant share certificate is presented and surrendered at the Office or (in the case of redemption at the option of the Company) at the place, or any of the places, stated in the Redemption Notice. If a certificate is for more Preference Shares than are to be redeemed, the Company shall send a certificate for the balance. This certificate shall be sent within 14 days of redemption to the registered holder, or to the first-named joint holder, free of charge, but at the holder’s risk. In the case of Preference Shares held in uncertificated form, payment will be made when the Company has received confirmation from the relevant system of the deletions of the relevant entries on the relevant system.

23. All redemption payments will be made after complying with any tax laws, and any other laws, which apply.

24. The dividend on any Preference Shares which are to be redeemed will stop accruing from the date on which the redemption payment is due. But if the redemption payment is wrongly withheld or refused after it has become due, the dividend will be treated as continuing to accrue. This will be at the rate or rates which would have applied without the redemption, and will apply from that date until the day the redemption payment is made. The Preference Shares will not be treated as having been redeemed until the redemption payment has been made.

25. If the date on which the redemption payment is due is not a working day, then the payment will be made on the next working day. There will be no interest or other payment for the delay.

26. If the holder of any Preference Share which is being redeemed gives the Company a receipt for the redemption payment, or if the law treats him or her as giving a receipt, this will establish conclusively that the Company has carried out its obligation in respect of such redemption payment completely. If a Preference Share is held jointly, this will apply to any receipt, or anything the law treats as a receipt, from the first- named joint holder.

27. Subject to any restrictions in the Statutes, if the Company redeems or buys back any Preference Shares, the Directors can (pursuant to the authority given by the passing of the resolution to adopt this Article 27 and without prejudice to the authority conferred by Article 31) do either or both of the following things relating to the share capital representing the Preference Shares:

(a) change the nominal amount of Preference Shares into preference shares of a larger or smaller nominal amount; or

(b) convert this capital into shares of any other class of share capital in the same currency which exists at the time, or into unclassified shares in the same currency, with as near as possible the same total nominal amount.

Article 31 will apply to any change to the amount of Preference Shares which is carried out under Article 27.

Converting Preference Shares into other shares

28. If any Preference Shares are issued which are expressed to be convertible into Ordinary Shares, into any other class of shares which rank equally with, or behind, Existing Preference Shares in sharing in the profits and assets of the Company, or into any other security, these are called “Convertible Preference Shares”. If the Convertible Preference Shares become due to be converted, the Directors can determine that they will be converted by way of redemption as set out in Article 29. In addition, Preference Shares may be issued which are expressed to be convertible in such manner as the Statutes allow.

29. The Directors can decide to convert any Convertible Preference Shares by redeeming such shares at their nominal value. The redemption must be made out of the proceeds of a fresh issue of Ordinary Shares or any other shares or security into which they can be converted and the following will apply:

(a) the holders of the Convertible Preference Shares shall have the right and obligation to use the proceeds of redemption to subscribe for the number of Ordinary Shares or other shares or security (the “Conversion Securities”), set by the terms of the Convertible Preference Shares;

(b) the Conversion Securities will be subscribed for at the premium (if any) which is equal to the proceeds of redemption, less the nominal amount of the Conversion Securities. If the Convertible Preference Shares are not in sterling, the Directors will decide on the equivalent amount of sterling to work out the premium;

(c) each holder of Convertible Preference Shares will be deemed to have irrevocably authorised and instructed the Secretary, or anybody else the Directors determine, to subscribe for the Conversion Securities in this way; and

(d) if a holder of Convertible Preference Shares converts them, or if someone does this for him or her, he or she will be treated as authorising and instructing the Directors to pay his or her redemption proceeds to the Secretary, or anybody else the Directors determine, and to subscribe for the Conversion Securities. If the redemption proceeds are not in sterling, the Directors can determine how this is to be converted into sterling before being paid.

30. In respect of any conversion of Preference Shares, the following provisions shall have effect generally:

(a) conversion of the Preference Shares may be effected in such manner as the Directors shall from time to time determine (subject to the provisions of the Statutes), including (without limitation) by conversion of the Preference Shares into Conversion Securities and, if applicable, the allotment by way of capitalisation of reserves or share premium account of such number of additional Conversion Securities as may be required or by redemption as set out in Article 29;

(b) all Preference Shares which have been surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the conversion date, except that the right of the holders thereof to receive Conversion Shares in exchange therefor and payment of any dividends declared but unpaid thereon;

(c) the Conversion Securities resulting from the conversion shall rank pari passu in all respects with the Conversion Securities of the same class then in issue (save as otherwise specifically provided);

(d) the Company will not do any act or thing if, as a result, the exercise of conversion rights would involve the issue of Conversion Securities at a discount;

(e) no fraction of a Conversion Security shall be issued upon conversion of the Preference Shares. Fractional entitlements to shares shall be disregarded;

(f) on conversion the Preference Shares shall convert into such number of Conversion Securities as determined by the applicable conversion rate as necessary to maintain the capital of the Company;

(g) conversion shall take effect on a conversion date at no cost to relevant holders and the shares to be converted shall be apportioned rateably (or as near thereto as may be practicable to avoid the apportionment of a fraction of a share) among the holders of shares of that class and the certificate of the Auditors as to the number of shares to be converted, the shares into which they convert and the apportionment of such shares among the relevant holders shall (in the absence of fraud or manifest error) be conclusive and binding on the Company and upon all holders of the applicable Preference Shares and holders of the Conversion Securities;

(h) forthwith after the conversion date the Company shall issue to the persons entitled thereto certificates for the Conversion Securities resulting from the conversion; and

(i) the relevant holders of the Preference Shares shall be bound to deliver the certificates therefore to the Company for cancellation.

ALTERATION OF CAPITAL

31. Subject to the special rights of the holders of any particular class in the capital of the Company, the Company may from time to time by Ordinary Resolution:

(a) consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled; or

(c) sub-divide its shares, or any of them, into shares of smaller amount than the existing shares in the capital of the Company (subject, nevertheless, to the Statutes), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares.

32. The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under Article 31(b) and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by an irregularity or invalidity in the proceedings relating to the sale.

33. The Company may from time to time by Special Resolution subject to any confirmation or consent required by law, reduce its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

SHARE RIGHTS

34. Subject to any special rights conferred on the holders of any shares or class of shares and the Statutes, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions as the Company may by Ordinary Resolution determine. The Company shall, if required in accordance with sections 555, 636 or 637 of the 2006 Act, within one month after allotting shares deliver to the Registrar of Companies a statement in the prescribed form containing particulars of special rights.

35. Subject to the Statutes, the Company may purchase in any manner the Board considers appropriate any of its own shares of any class (including redeemable shares) at any price and any shares to be so purchased may be selected by the Board in any manner whatever provided that if there are in issue any securities of the Company which are listed on the Official List of the Stock Exchange and are convertible into equity share capital of the class proposed to be purchased the Company shall not exercise such powers without the sanction of a Special Resolution passed at a separate meeting of the holders of each class of securities unless the terms of issue of such securities include provisions permitting the Company to make such purchases.

36. Save as expressly permitted by the Statutes the Company shall not give financial assistance, whether directly or indirectly, for the purposes of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

MODIFICATION OF RIGHTS

37. Subject to the Statutes and the special rights attaching to any class of shares, all or any of the special rights for the time being attached to any class of shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class (excluding any shares of that class held as Treasury Shares) or with the sanction of a Special Resolution passed at a separate meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a) the necessary quorum (other than at an adjourned meeting) shall be two or more persons holding or representing by proxy not less than one-third of the issued shares of the class (excluding any shares of that class held as Treasury Shares) and at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of these Articles one holder present in person or by proxy may constitute a meeting;

(b) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c) any holder of shares of the class present in person or by proxy may demand a poll.

38. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith but in no respect in priority thereto or by any reduction of the capital paid up thereon or by any purchase by the Company of its own shares.

SHARES

39. Any share may be issued in certificated or uncertificated form and converted from certificated form into uncertificated form and vice versa in accordance with the Statutes or any subordinated legislation made from time to time under the Statutes and the Directors shall have power to implement any arrangements they think fit in respect of shares in certificated form or uncertificated form and for the conversion of shares in certificated into uncertificated form and vice versa which accord with the Statutes or such subordinate legislation.

40. The Directors may issue warrants in respect of fully paid up shares (hereinafter called “share warrants”) stating that the bearer is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of future dividends on the shares included in such warrants. The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued and upon which a new share warrant or coupon shall be issued in the place of one worn out defaced or destroyed but no new share warrant or coupon shall be issued to replace one that has been lost unless it is proved to have been destroyed. The Directors may also determine and from time to time vary the conditions upon which the bearer of a share warrant shall be entitled to receive notices of and attend and vote at general meetings or to join in requisitioning general meetings and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles the bearer of a share warrant shall be a Member to the full extent. The holder of a share warrant shall hold such warrant subject to the conditions for the time being in force with regard to share warrants whether made before or after the issue of such warrant.

41. The Company may in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

42. Unless ordered by a Court of competent jurisdiction or required by law, no person will be recognised by the Company as holding any share upon any trust and the Company will not be bound by or required in any way to recognise (even when having notice thereof) any interest in any share in or (except only as otherwise provided by these Articles or by law) any right in respect of any share except an absolute right to the entirety thereof in the registered holder.

43. Subject to the Statutes and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES AND TITLE TO SHARES

44. Title to any shares may be evidenced otherwise than by a definitive share certificate in accordance with the Statutes, the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they think fit for the evidencing of title to shares subject to compliance with the Statutes, the Regulations and such other subordinate legislation. The Company shall enter on the Register, in respect of all shares registered in the name of each holder, the number of such shares which are in certificated form and uncertificated form respectively.

45. Every person whose name is entered as a holder of any shares of any class in certificated form in the Register is entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member who has transferred part of the shares is entitled to a certificate for the balance without charge.

46. Every certificate will be:

(a) issued (in the case of an issue of shares) within one month (or such longer period as the terms of the issue provide) after allotment or (in the case of a transfer of fully paid certificated shares)

within five business days after lodgment of a transfer with the Company, not being a transfer which the Company is for the time being entitled to refuse to register and does not register; and

(b) under the Seal or in such other manner as the Board may approve and will specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. The Board may determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

47. If a share certificate is worn out, defaced, lost or destroyed it shall be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of defaced or worn out certificates, on delivery of the old certificate to the Company.

LIEN

48. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable in respect of such share. The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

49. Subject to these Articles the Company may sell, in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, has been served on the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

50. The net proceeds of sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

CALLS ON SHARES

51. Subject to these Articles and to the terms of allotment the Board may make calls upon the Members in respect of any money unpaid on their shares (whether in respect of nominal amount or premium), and each Member shall (subject to being given at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by such notice the amount called on his shares. A call may be postponed or revoked in whole or in part as the Board determines.

52. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

53. A person upon whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

54. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom it is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15% per annum) as the Board may agree to accept together with all expenses that may have been incurred by the Company by reason of such non- payment, but the Board may waive payment of such interest and expenses wholly or in part.

55. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

56. Subject to the terms of allotment, on the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

57. The Board may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate, which (unless the Company by Ordinary Resolution otherwise directs) shall not exceed 12% per annum, as the Member paying such sum and the Board agree.

FORFEITURE OF SHARES

58. If a call or any instalment of a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days’ notice:

(a) requiring payment of the amount unpaid together with any interest which may have accrued;

(b) stating a place at which payment is to be made; and

(c) stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

59. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

60. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, reference in these Articles to forfeiture will include surrender.

61. Until cancelled in accordance with the requirements of the Statutes, a forfeited share will be the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

62. A person whose share has been forfeited shall cease to be a Member in respect of such share but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of his share, with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15% per annum) as the Board determines. The Board may enforce payment without any allowance for the value of the forfeited share.

63. A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, or disposal of the share.

TRANSFER OF SHARES

64. Shares in uncertificated form may be transferred otherwise than by a written instrument in accordance with the Statutes the Regulations or any other subordinate legislation made from time to time under the Statutes and the Directors shall have power to implement such arrangements as they see fit for the transfer of such shares in compliance with the Statutes, the Regulations or such other subordinate legislation.

65. Subject to these Articles, any Member may transfer all or any of his shares which are in certificated form by an instrument of transfer in any usual form or in any other form approved by the Board.

66. The instrument of transfer shall be executed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

67. The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register:

(a) a transfer of any shares which are not fully paid shares, provided only that dealings in such shares are not prevented from taking place on an open and proper basis;

(b) a transfer of a share on which the Company has a lien;

(c) a transfer in favour of more than four persons jointly;

(d) a transfer which relates to shares of more than one class;

(e) a transfer which is not duly stamped, lodged at the Office, or at such other place as the Board may from time to time determine and accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

68. If the Board refuses to register a transfer of a share, it shall within two months after the date on which the transfer was lodged with the Company, or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction (as defined in the Regulations) was received, send to the transferee notice of the refusal, as required by the Regulations or otherwise.

69. The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may determine in its absolute discretion.

70. No fee shall be charged for the registration of any transfer or other document or instruction relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

71. All registered transfers will be retained by the Company, but all others shall (except in any case of fraud) be returned to the person depositing them.

TRANSMISSION OF SHARES

72. If a Member dies, the survivor or survivors, where the deceased was a joint holder, and his personal representatives, where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of any deceased Member from any liability in respect of any share which had been jointly held by him.

73. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall notify the Company to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person.

74. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Company or, save as aforesaid, to exercise in respect of any share any of the rights or privileges of a Member until he shall have become a Member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

UNTRACED MEMBERS

75. The Company may sell at the best price reasonably obtainable the certificated shares of a Member or the shares to which a person is entitled by means of transmission if and provided that:

(a) during a period of twelve years all warrants and cheques sent by the Company through the post in a prepaid letter addressed to the Member at his registered address or to the person so entitled at the address shown in the Register as his address have remained uncashed;

(b) during such period of twelve years the Company has declared and paid at least three dividends to the Members in accordance with their rights and interests;

(c) the Company shall, at the end of such period of twelve years, advertise both in a leading national daily newspaper and in a newspaper circulating in the area of the said address, giving notice of its intention to sell the said shares;

(d) during such period of twelve years and the period of three months following such advertisements the Company has had indication that such Member or person cannot be traced; and

(e) if applicable, the Company has first given notice in writing to the Quotations Department of the Stock Exchange of its intention to sell such shares.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such shares or any of them and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares. A statutory declaration in writing to the effect that the declarant is a Director or Secretary of the Company and that a share has been duly sold on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company shall account to the Member or other person entitled to such shares for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any moneys not accounted for to the Member or other person entitled to such shares shall be carried to a separate account and shall be a permanent debt of the Company. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time determine.

DISCLOSURE OF INTERESTS IN SHARES

76. Where any registered holder of any shares in the Company or any named person in respect of any shares in the Company fails to comply within fourteen days after service thereof with any notice (in this Article called a “statutory notice”) given by the Company under section 793 of the 2006 Act requiring him to give particulars of any interest in any such shares, the Company may give the registered holder of such shares a notice (in this Article called a “disenfranchisement notice”) stating or to the effect that such shares shall from the service of such disenfranchisement notice be subject to some or all of the following restrictions:

(a) that such shares shall confer on such registered holder no right to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of the shares of that class until the statutory notice has been complied with and such shares shall confer no right to attend or vote accordingly;

(b) that the Directors may withhold payment of all or any part of any dividend (including shares issued in lieu of dividend) on such shares; and

(c) that the Directors may decline to register a transfer of such shares or any of them unless such transfer is pursuant to an arm’s length sale of the entire interest in such shares being a sale on a recognised investment exchange or on acceptance of a takeover offer or pursuant to any other sale which is in the reasonable opinion of the Directors at arm’s length;

Provided that where such shares comprise less than 0.25% of the shares of any relevant class (excluding any shares in the Company held as Treasury Shares) in issue at the date of the disenfranchisement notice such notice shall only impose the restrictions set out in paragraph (a) above.

For the purposes of this Article a “named person” means a person named as having an interest in the shares concerned in any response to any statutory notice served on the registered holder or on a person previously so named. A disenfranchisement notice may be cancelled by the Board at any time.

77. A disenfranchisement notice served pursuant to Article 76 shall cease to apply to any shares subject to such notice on the expiry of seven days from the earlier of:

(a) receipt by the Company of notice that such shares have been sold to a third party pursuant to an arm’s length sale as specified in Article 76(c); and

(b) due compliance, to the satisfaction of the Company, with the statutory notice given in respect of such shares.

78. Any new shares issued in right of shares the subject of a disenfranchisement notice shall also be subject to such notice.

GENERAL MEETINGS

79. The Directors shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes.

80. The Directors may convene any other general meeting whenever they think fit and at such time and place as the Directors may determine. On the requisition of Members pursuant to the provisions of the Statutes, the Directors shall convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

81. An annual general meeting shall be called on 21 clear days’ notice at least, and any other general meeting (whether convened for the passing of an Ordinary Resolution or a Special Resolution) shall be called by at least 14 clear days’ notice. Subject to the provisions of the Statutes, a general meeting may be called by shorter notice if it is so agreed:

(a) in the case of a meeting called as an annual general meeting by all the Members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right (excluding any shares in the Company held as Treasury Shares).

The notice shall specify the time and place of meeting, and the general nature of the business to be transacted. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than such as, under the provisions of these Articles, or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company, and to all persons entitled to a share in consequence of the death or bankruptcy of a Member and to the Directors and the Auditors.

82. The accidental omission to give notice of a meeting or to send any notification required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt, of any such notice, notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

83. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman pursuant to Article 86 which shall not be treated as part of the business of the meeting. Save as provided in relation to an adjourned meeting, two Members entitled to vote at the meeting and present in person or by proxy or in the case of a corporation represented by a duly authorised officer shall be a quorum for all purposes.

84. If, within thirty minutes (or such longer time not exceeding one hour as the Chairman of the meeting may determine to wait), after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting one person entitled to be counted in a quorum present at the meeting shall be a quorum.

85. Notwithstanding that he is not a Member, each Director may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

86. The Chairman (if any) of the Board or, in his absence, a deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or deputy Chairman or, if at any meeting neither the Chairman nor a deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the Secretary, if present, shall preside as Chairman if willing to act. If the Secretary is not present, or if the Secretary is present but declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

87. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise, it shall be unnecessary to give notice of an adjournment.

88. (a) In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “principal place”) at which the Chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by Members and proxies entitled to attend the general meeting but excluded from the principal place under the provisions of this Article.

(b) Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at places other than the principal place provided that they shall operate so that any Member and proxy excluded from attendance at the principal place is entitled to attend at one of the other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place.

(c) The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies entitled to attend the meeting an equal opportunity of being admitted to the principal place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any Member or proxy to attend a general meeting at the principal place shall be the subject to such arrangements as may be for the time being in force whether stated in the notice convening the meeting to apply to that meeting or notified to the Members concerned subsequent to the notice convening the meeting.

89. The Directors may direct that Members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any Member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

90. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolutions shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

91. Subject to any special rights or restrictions as to voting for the time being attached to any shares by, pursuant to or in accordance with these Articles or the terms of issue of any shares, on a show of hands every Member present in person or by proxy shall have one vote and on a poll every Member present in person or by proxy shall have one vote for every share of which he is the holder. No Member shall have more than one vote on a show of hands notwithstanding that he may have appointed more than one proxy to vote on his behalf. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or immediately following the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

(a) by the Chairman; or

(b) by at least two Members entitled to vote at the meeting; or

(c) by a Member or Members representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting (excluding any voting rights attached to shares in the Company held as Treasury Shares); or

(d) by a Member or Members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right (excluding any shares in the Company conferring a right to vote at the meeting which are held as Treasury Shares); and a demand by a person as proxy for a Member shall be the same as a demand by a Member.

92. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

93. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

94. A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days after the date of the demand) and place as the Chairman directs. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days notice shall be given specifying the time and place at which the poll is to be taken.

95. The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded and, with the consent of the Chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earliest.

96. On a poll votes may be given either personally or by proxy.

97. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

98. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a casting vote in addition to any other vote he may have.

99. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

100. A Member who is a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy and may otherwise act and be treated as such Member for the purposes of general meetings.

101. No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

102. If:

(a) any objection shall be raised to the qualification of any voter; or

(b) any votes have been counted which ought not to have been counted or which might have been rejected; or

(c) any votes are not counted which ought to have been counted the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

103. An appointment of a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve. Subject thereto, the appointment of a proxy may be:

(a) in hard copy; or

(b) in electronic form.

The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed or authenticated in such manner as may be approved by or on behalf of the Company from time to time.

104. A proxy need not be a Member. A Member may appoint more than one proxy in respect of the same meeting or poll provided that the appointment of the proxy shall specify the number of shares in respect of which the proxy is appointed and only one proxy shall be appointed in respect of any one share. When two or more valid but differing appointments of proxies are delivered or received in respect of the same share for use at the same meeting, the one which is last delivered or received shall be treated as replacing or revoking the others as regards that share. Subject to the Statutes, the Directors may determine in their discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles. If the Company is unable to determine which was last delivered or received none of them shall be treated as valid in respect of that share.

105.1 The Directors may, if they think fit (but subject to the provisions of the Statutes), at the Company’s expense send forms of proxy in hard copy form for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Directors.

105.2 The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or on the poll concerned.

105.3 The appointment of a proxy shall:

(a) if in hard copy form, be delivered by hand or by post to the Office or such other place as may be specified by or on behalf of the Company for that purpose:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b) if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:

(i) the notice convening the meeting; or

(ii) any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii) any invitation to appoint a proxy issued by the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c) in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d) if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered to the chairman of the meeting at which the poll was demanded.

In calculating the periods mentioned in this Article 105.3, no account shall be taken of any part of a day that is not a working day in relation to the Company within the meaning of section 1173 of the 2006 Act.

A proxy appointment which is not delivered or received in accordance with this Article 105.3 shall be invalid.

105.4 Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a) the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b) that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Directors, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by the Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c) whether or not a request under Article 105.4(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

105.5 The appointment of a proxy to vote on a matter at a meeting confers on the proxy authority to demand, or join in demanding, a poll on that matter. The appointment of a proxy shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The appointment of a proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

106. A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

107.1 Any Member which is a corporation may, by resolution of its directors or other governing body, authorise a person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. Subject to the provisions of the Statutes, a person so authorised and present at any such meeting shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member personally present, save that a Director, the Secretary or other person authorised for the purpose by the Secretary may require such person to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. A corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised by it is present at the meeting.

107.2. A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of a document in hard copy form delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 105.3(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 105.3(b) (or such address as the Company may be deemed by the Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

NUMBER OF DIRECTORS

108. Unless and until otherwise determined by Ordinary Resolution, the number of Directors (other than alternate directors) will not be less than two nor more than fifteen in number.

APPOINTMENT AND RETIREMENT OF DIRECTORS

109. A Director will not require a share qualification.

110. Subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles, the Company may by Ordinary Resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles.

111. Without prejudice to the power of the Company in general meeting in pursuance of any of these Articles to appoint any person to be a Director, the Board may at any time and from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

112. The Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with the Statutes, remove any Director before the expiration of his period of office and may (subject to these Articles and the rights attached to any particular series of Preference Shares in accordance with these Articles) by Ordinary Resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected as a Director.

113. No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, not less than seven and not more than forty-two clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

DISQUALIFICATION OF DIRECTORS

114. The office of a Director shall be vacated if:

(a) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

(b) he is, or may be, suffering from mental disorder and either:

(i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(ii) an order is made by a Court having jurisdiction in the matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(c) without leave, he is absent from Board Meetings (whether or not an alternate Director appointed by him attends) for six consecutive months, and the Board resolve that his office be vacated; or

(d) he becomes bankrupt or makes any arrangement or composition with his creditors; or

(e) he is prohibited by law from being a Director; or

(f) if, when there are at least three Directors, he shall be requested in writing by not less than three quarters of his co-Directors, or, if their number is not a multiple of four, then the number nearest to but not less than three quarters, to resign; or

(g) he ceases to be a Director by virtue of the Statutes or is removed from office pursuant to these Articles or the rights attached to any particular series of Preference Shares.

115. No person shall be disqualified from being appointed a Director and no Director shall be required to vacate that office by reason only of the fact that he has attained any certain age.

RETIREMENT OF DIRECTORS

116. At every annual general meeting every Director for the time being shall retire from office.

117. A Director retiring at an annual general meeting shall (unless removed from office or such office is vacated in accordance with these Articles) retain office until the close of the meeting at which they retire or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in their place or the resolution to re-elect them is put to the meeting and lost.

118. A retiring Director shall be eligible for re-election.

119. Subject to these Articles, the Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

119.1 If:

(a) at the annual general meeting in any year any resolution or resolutions for the appointment or re-election of the persons eligible for appointment or re-election as Directors are put to the meeting and lost; and

(b) at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 108,

all retiring Directors who stood for re-election at that meeting (“Retiring Directors”) shall be deemed to have been re-elected as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

119.2 The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 119.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 108, the provisions of this Article shall also apply to that meeting.

EXECUTIVE DIRECTORS

120. The Board may from time to time appoint one or more of its body to be a Managing Director, Joint Managing Director or Assistant Managing Director or to hold any other employment or executive office with the Company for such period (subject to the Statutes) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company, or the Company may have against such Director, for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

121. Any Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or, where there is a committee constituted for the purpose, such committee, may determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

122. Any Director (other than an Alternate Director) may appoint any person to be his Alternate Director and may at his discretion remove such Alternate Director. If such Alternate Director is not another Director, such appointment unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an Alternate Director shall be effected by notice in hard copy signed by the appointor and delivered to the Office or tendered at a Board Meeting or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose or, in default of such specification, to the Office. An Alternate Director shall, if his appointor so requests, be entitled to receive notices of Board Meetings or meetings of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such Board Meeting at which the Director appointing him is not personally present and generally at such Board Meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director for the purposes of the proceedings at such Board Meeting the provisions of these Articles shall apply as if he were a Director.

123. Every person acting as an Alternate Director shall (except as regards power to appoint an Alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as Alternate Director.

124. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as Alternate Director (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

125. An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director provided that, if at any Board Meeting any Director retires but is re-elected at the same Board Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES AND EXPENSES

126. Each of the Directors will be paid a fee at such rate as may from time to time be determined by the Board provided that the aggregate of all such fees so paid to Directors (excluding amounts payable under any other Article) will not exceed £500,000 per annum (excluding any amounts attributable to share options under any stock or share option plans of the Company) or such higher amount as may from time to time be determined by Ordinary Resolution.

127. Each Director may be paid all travelling, hotel and incidental expenses properly incurred by him in attending Board Meetings or meetings of committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board goes beyond the ordinary duties of a Director may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

128. A Director may:

(a) hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and subject to section 188 of the 2006 Act upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b) act by himself or his firm in a professional capacity for the Company (otherwise than as auditor or an auditor of a subsidiary company) and he or his firm may be remunerated for professional services as if he were not a Director;

(c) be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a Director or officer of or from his interests in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers or such other company.

129. A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

130. Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns 1% or more.

131. Subject to the Statutes and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

132. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the Board Meeting at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first Board Meeting after he knows that he is or has become so interested.

133. Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board or of a committee of the Board in respect of any contract or arrangement in which he has a material interest (together with any interest of any person connected with him within the meaning of section 252 of the 2006 Act) otherwise than by virtue of his interest in shares or debentures or other securities of, or otherwise in or through, the Company and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters, namely:

(a) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or any other person or obligations undertaken by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b) any contract or arrangement for the giving by the Company or any of its subsidiary undertakings of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings which the Director has himself guaranteed or secured in whole or in part;

(c) any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company or any of its subsidiary undertakings issued or to be issued pursuant to any offer or invitation to Members or debenture holders of the Company or any of its subsidiary undertakings or any class thereof, or to underwrite or sub-underwrite any shares, debentures or other securities of the Company or any of its subsidiary undertakings;

(d) any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

(e) any contract or arrangement concerning any other company (not being a company in which the Director owns 1% or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(f) any proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

(g) any arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings under which the Director benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom such arrangement relates; or

(h) insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

134. For the purposes of Articles 128 to 133 inclusive:

(a) a company shall be deemed to be a company in which a Director owns 1% or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in or he and any person with whom he is connected within section 252 of the 2006 Act hold an interest (as such term is used in sections 820 to 825 of the 2006 Act) in 1% or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this Article there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, and shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder;

(b) where a company in which a Director holds 1% or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction;

(c) if any question shall arise at any Board Meeting as to the materiality of the interest of a Director (other than the Chairman of the meeting) or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise at any meeting as to the materiality of an interest of the Chairman of the meeting, or as to the entitlement of the Chairman to vote or be counted in the quorum, and such question is not resolved by the Chairman voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be decided by a resolution of the Board (for which purpose such Chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

CONFLICTS OF INTEREST

134.1 For the purposes of section 175 of the 2006 Act, the Board may authorise any matter proposed to it in accordance with these Articles which would otherwise involve a breach of duty by a Director under that section, including without limitation, any matter which relates to a situation in which a Director has, or can have, a direct or indirect interest which conflicts, or possibly may conflict, with the interests of the Company.

134.2 Any such authorisation will be effective only if:

(a) the matter has been proposed in writing for consideration at a Board Meeting, in accordance with the Board’s normal procedure or in such other manner as the Board may from time to time require;

(b) any requirement as to quorum at the meeting at which the matter is considered, is met without counting the Director in question or any other interested Director; and

(c) the matter was agreed to without the Director in question or any other interested Director voting or would have been agreed to if their votes had not been counted.

134.3 The Board may make any such authorisation subject to any limits or conditions (whether at the time of the giving of the authorisation or afterwards) and may at any time vary or terminate such authorisation.

134.4 For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties.

134.5 A Director shall not, by reason of his office, be liable to account to the Company for any profit, remuneration or other benefit derived by him (or a person connected with him) as a result of any matter authorised by the Board in accordance with the terms of these Articles and no contract, arrangement or transaction entered into by the Director in relation to such matter shall be avoided on the grounds of any such profit, remuneration or other benefit.

134.6 Where a Director’s relationship with another person, firm or body corporate (the “Third Party”) has been approved by the Board in accordance with the terms of this Article and, subject to the provisions of the Statutes, for so long as such relationship gives rise to a conflict, or possible conflict, of interest, the Director shall not be required to:

(a) disclose to the Board (or to any Director, officer or employee of the Company) any information obtained, otherwise than in his capacity as a Director, as a result of his relationship with the Third Party in circumstances where he owes a duty of confidentiality to the Third Party; or

(b) use such information in the performance of his duties as a Director; or

(c) attend meetings of the Board at which any matter relating to the conflict, or possible conflict, of interest is to be discussed (or otherwise discuss such matter).

GENERAL POWERS OF THE DIRECTORS

135. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

136. The Board may establish local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent, any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

137. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Directors may revoke or vary the appointment but no person dealing in good faith with the Company and without notice of the revocation or variation shall be affected by it.

138. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

139. Subject to the Statutes, the Company may keep an overseas or local register in any place, and the Board may make and vary such regulations as it determines respecting the keeping of any such register.

140. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

PENSIONS

141. On behalf of the Company the Board may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of such a Director or former Director without the approval of an Ordinary Resolution. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

142. The Board may by resolution or the Company may in general meeting exercise any power conferred by the Statutes to make provision for the benefit of persons employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

BORROWING POWERS

143. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

144. If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the Members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys and the power so delegated shall subsist assignable during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

PROCEEDINGS OF THE DIRECTORS

145. The Board may meet for the dispatch of business, adjourn or otherwise regulate its Board Meetings as it considers appropriate. Questions arising at any Board Meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board Meeting.

146. Attendance at Board Meetings may be by means of conference telephone calls or other means of remote communication provided always that all participants can freely hear and speak to each other.

147. Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or any other address given by him to the Company for this purpose, or, at the Company’s sole discretion sent in electronic form to the address notified by him to the Company for this purpose. A Director may waive notice of any Board Meeting either prospectively or retrospectively.

148. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board Meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board Meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

149. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

150. The Board may elect a Chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no Chairman is elected, or if at any meeting neither the Chairman or any deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

151. A Board Meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

152. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit provided that less than one half of the members of the committee comprise co-opted members who are not Directors of the Company. A resolution of a committee shall not be effective unless a majority of the members of the committee present at the committee meeting and voting are Directors of the Company. Save as aforesaid, any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

153. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

154. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a Board Meeting or by all the members of a committee for the time being entitled to receive notice of a committee meeting shall be as valid and effectual as a resolution passed at a Board Meeting or, as the case may be, a meeting of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form (whether in hard copy form or electronic form) each signed or authenticated by one or more of the Directors or members of the committee concerned in the manner specified in Section 1146 of the 2006 Act for a document in that form. References in this Article to “writing”, “signatures” and “documents” (or any similar expressions) are to be construed so as to include the electronic form of such expressions subject to such terms and conditions as the Directors may decide.

155. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

MINUTES

156. The Board shall cause minutes to be made:

(a) of all appointments of officers made by the Board;

(b) of the names of the Directors present at each Board Meeting or meeting of a committee of the Board; and

(c) of all resolutions and proceedings at all meetings of the Company, of the Board and of any committee of the Board.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minute without further proof.

SECRETARY

157. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it determines, and any Secretary so appointed may be removed by the Board.

158. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being one by or to the same person acting both as director and as, or in place of the Secretary.

SEAL

159. The Board shall provide for the custody of every seal. A seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by one or more Directors and the Secretary or by two or more Directors, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

160. The Company may exercise all the powers conferred by the Statutes with regard to having official seals, and such powers shall be vested in the Board.

161. The Board may, as it thinks fit, dispense with the use of any seal from time to time and references in these Articles to the affixing of the Seal or any seal shall include execution without the affixation of the Seal or any seal in accordance with the Statutes.

AUTHENTICATION OF DOCUMENTS

162. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents and accounts are elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

163. The Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

164. Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

(a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share; and

(b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

165. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the position of the Company and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates whenever such position, in the opinion of the Board, justifies such payment.

166. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

167. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

168.

(a) The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque dividend warrant or money order. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system).

(b) Every such cheque, warrant or order may be remitted by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque, warrant or order shall be made payable to or to the order of the person to whom it is sent, or to such other person as the holder or joint holders may in writing direct.

(c) Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of shares in uncertificated form, every such payment made by such other method as is referred to in paragraph (a) of this Article shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of any instruction to the Operator of the relevant system to credit the cash memorandum account (being an account so designated by such Operator) of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

(d) The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank transfer or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of such out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

(e) Payment of such cheque, warrant or order: the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned, shall be a good discharge to the Company.

169. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

170. The Company may cease to send any cheque or warrant through the post for any dividend or other monies payable on or in respect of any share if, in respect of at least two consecutive dividends payable on those shares, the cheques or warrants have been returned undelivered or remain uncashed, or the cheque or warrant in respect of any one dividend has been returned undelivered or remains uncashed and reasonable enquiries have failed to establish any new address of the holder, but may recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled thereto requests such recommencement in writing.

171. Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

172. Any general meeting declaring a dividend may by Ordinary Resolution upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest such specific assets in trustees as may seem expedient to the Board.

173. The Board may, with the sanction of an Ordinary Resolution, offer Members the right to elect to receive shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends as may be specified by the resolution. The following provisions shall apply:

(a) The said resolution may specify a particular dividend in respect of which such right to elect is to be available, or may specify that all or any dividends declared or to be declared or paid in respect of a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the Ordinary Resolution is passed, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution shall be subject to such right.

(b) The basis of allotment of shares shall be that the Relevant Value for each Member shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such Member would have received by way of the dividend foregone. For the purpose of this clause “Relevant Value” shall be calculated by reference to the market value of the shares to be allotted to be deemed to be the mid-market average of Ordinary Shares of the Company or American Depository Shares representing such shares over the three business days proceeding the date of the notice convening the meeting at which approval is sought on NASDAQ or any other Stock Exchange where Ordinary Shares or American Depository Shares of the Company are for the time being traded as the Directors may select.

(c) The Board, after determining the basis of allotment, shall notify the Members in writing of any right of election offered to them, and shall send forms of election with or following such notification and specify the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election must be lodged in order to be effective.

(d) The dividend (or that part of the dividend for which a right of election has been given) shall never become payable on shares for which the election has been duly effected (“Elected Shares”) and additional shares shall instead be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as they see fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(e) The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the dividend in place of which they were allotted.

(f) The Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares in accordance with the provisions of this Article and may authorise any person to enter, on behalf of all the Members concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such Members.

(g) The Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of any offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision.

(h) Every duly effected election shall be binding on every successor in title to the Elected Shares (or any of them) of the Member(s) who have effected the same.

RESERVES

174. Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also, without placing the same to reserve, carry forward any profits which it may think it prudent not to distribute.

CAPITALISATION

175. The Company may, upon recommendation of the Board, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

176. The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under Article 175 and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution shall be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

177. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTING RECORDS

178. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Statutes.

179. The accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board decides and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

180. A copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report shall be sent to each person entitled thereto in accordance with the requirements of the Statutes and copies shall, if required, also be sent in appropriate numbers to The Stock Exchange in accordance with its regulations and practice.

AUDITORS

181. Auditors shall be appointed and their duties regulated in accordance with the Statutes.

NOTICES

182. Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address as aforesaid or, in the Company’s sole discretion by giving it in electronic form to an address for that purpose for the time being notified to the Company by the Member. In the case of joint holders of a share, service or delivery of any notice or other document to the person who is first named on the Register shall for the purposes be deemed a sufficient service on or delivery to all the joint holders.

183. Any Member who gives to the Company an address for the purposes of communications in electronic form may, at the absolute discretion of the Board, have notices served upon him at that address. The Directors may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to Members, or persons entitled by transmission, and by Members, or persons entitled by transmission, to the Company.

184. Where a notice or other document is sent by post, service shall be deemed to be effected at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time when the letter containing the same is posted or, in the case of a notice or other document contained in electronic form, at the expiration of 24 hours after the time it was sent. In proving that a notice or document was posted it shall be sufficient to prove that such letter was properly addressed, stamped and posted. A document or information sent or supplied to a Member in electronic form shall be deemed to be received by the Member 24 hours after it was sent notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.

184.1 A document or information sent by the Company to a Member by means of a website shall be deemed to have been received by the Member:

(a) when the document or information was first made available on the website; or

(b) if later, when the Member is deemed by Article 184 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the Member on that day notwithstanding that the Company becomes aware that the Member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the Member.

185. Any notice or other document delivered or sent by post to or left at the registered address of any Member or in electronic form to an address for the time being notified to the Company for that purpose by a Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt, or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with, or as claiming through or under him) in the share.

186. A notice exhibited at the Office shall be deemed to have been duly given to any Member who has not given to the Company an address for service of such notices.

187. Except as otherwise expressly provided in these Articles, any notice required to be given by the Company to a Member shall be sufficiently given if given by advertisement. Any notice required to be, or which may be given, by advertisement shall be advertised once in a leading daily national newspaper.

188. If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom because the relevant postal services are suspended or curtailed, then a general meeting may be convened by notice advertised in at least two leading national daily newspapers with appropriate circulation. If it becomes possible to give notice by post at least 48 hours before the meeting then the Company shall send a duplicate notice by post.

189. Any document to be served on a Member, other than a notice, may be served in the same manner as for a notice and, in a case where notice might be given by exhibition at the Office or by advertisement in a newspaper, such document shall be deemed to be duly served if it is available for him at the Office and a notice to that effect is exhibited at the Office or advertised in a newspaper as required by these Articles.

DESTRUCTION OF DOCUMENTS

190. The Company may destroy:

(a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b) any dividend mandate or any variation or cancellation thereof, or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be conclusively presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article 190(a) to (d) above are not fulfilled; and

(iii) references in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

191. If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statutes and subject to any provisions sanctioned by Ordinary Resolution of the Company under section 247 of the 2006 Act (without prejudice to section 187 of the Insolvency Act 1986), divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) subject to the rights of any class of shares which then exists (including the rights of any Preference Shares of any particular series) and may, for such purpose set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets upon such trustees for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability. Without prejudice to section 187 of the Insolvency Act 1986, the liquidator may make any provision referred to in and sanctioned in accordance with section 247 of the 2006 Act.

INDEMNITY AND INSURANCE

192. Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary and officer of the Company and every director, secretary and officer of each Associated Company shall be indemnified out of the assets of the Company against:

(a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company other than:

(i) any liability to the Company or any Associated Company; and

(ii) any liability incurred by him to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); and

(iii) any liability incurred by him:

(A) in defending criminal proceedings in which he is convicted;

(B) in defending any civil proceedings brought by the Company, or an Associated Company in which judgement is given against him;

(C) in connection with the application made under sections 661(3) or (4) or section 1157 of the 2006 Act in which the court refuses to grant him relief,

where, in any case, the conviction, judgement or refusal of relief (as the case may be) has become final, and

(b) any other liability incurred by or attaching to him in the actual or purported performance and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

192.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes, the Company may:

(a) provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him:

(i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company; or

(ii) in connection with an application for relief under the provisions referred to in sections 661(3) or (4) or section 1157 of the 2006 Act; and

(b) do anything to enable him to avoid incurring such expenditure,

provided always that any loan made or liability incurred under any transaction connected with anything done pursuant to this Article shall be repaid or (as the case may be) discharged in the event of such director being convicted or judgement being given against him in the proceedings or the court refusing to grant him relief on the application and by not later than the date:

(i) when the conviction becomes final; or

(ii) the date when the judgement becomes final; or

(iii) the date when the refusal of relief becomes final.

192.2 Subject to the provisions of, and far as may be permitted by and consistent with, the Statutes, the Company may:

(a) provide a Director of the Company or a director of an Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company; and

(b) do anything to enable him to avoid incurring such expenditure.

192.3 Subject to the provisions of, and so far as may be permitted by and consistent with, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled, every director of any Trustee Company shall be indemnified out of the assets of the Company against any liability incurred in connection with the activities of the Trustee Company as a trustee of any occupational pension scheme of which it is a trustee other than any liability of the kind referred to in section 235(3) of the 2006 Act. For the purposes of this Article 192.3:

(a) “Trustee Company” means a company (being the Company or an Associated Company) that is a trustee of an occupational pension scheme; and

(b) “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 that is established under a trust.

192.4 For the purposes of Article 192:

(a) “Associated Company” means a company which is associated with the Company within the meaning of section 256 of the 2006 Act;

(b) where a director is indemnified against any liability, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto;

(c) a conviction, judgement, or refusal of relief becomes final if:

(i) not appealed against, at the end of the period for bringing an appeal; or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(d) an appeal is disposed of if:

(i) it is determined and the period for brining any further appeal has ended; or

(ii) if it is abandoned or otherwise ceases to have effect.

193. Subject to the provisions of the Statutes, the Directors shall have power to purchase and maintain at the expense of the Company insurance for or for the benefit of any person who is or was at any time a director or other officer or employee of a Relevant Company (as defined in Article 194) or any person who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any Relevant Company is or has been interested including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to such person in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company or any such pension fund or employee benefits trust (and all costs, charges, losses, expenses and liabilities incurred by such person in relation thereto)

194. For the purpose of Article 193 “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body